Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 20, 2024, with respect to the financial statements and supplemental information included in the Annual Report of Science Applications International Corporation Retirement Plan on Form 11-K for the year ended December 31, 2023. We consent to the incorporation by reference of said report in the Registration Statement of Science Applications International Corporation on Form S-8 (File No. 333-191436).

/s/ Grant Thornton LLP

Jacksonville, Florida
June 20, 2024